Exhibit 99.1

News Release

BRUCE P. NOLOP ELECTED TO MMC BOARD OF DIRECTORS

NEW YORK, January 16, 2008 – Marsh & McLennan Companies, Inc. (MMC) announced today that its Board of Directors has elected Bruce P. Nolop as a director, effective immediately.

Mr. Nolop, 57, has served as chief financial officer of Pitney Bowes, Inc. since 2000. Prior to joining Pitney Bowes, he was a managing director at Wasserstein Perella & Co. for seven years. From 1986 to 1993, Mr. Nolop was with Goldman Sachs, and also previously held positions with both Kimberly-Clark and Morgan Stanley.

The Board has determined that Mr. Nolop is independent from management under MMC’s director independence standards, as well as for the purpose of NYSE-listed company standards. With this election, MMC’s Board now consists of 12 members, including 11 independent directors.

“We are delighted that Bruce is joining MMC’s Board of Directors and look forward to his playing an active role on the board,” said Stephen R. Hardis, chairman of MMC’s Board of Directors. Mr. Hardis continued, “MMC will benefit greatly from Bruce’s significant financial and strategic expertise, as well as his years of experience across several industries.”

Mr. Nolop also serves on the board of directors of JA Worldwide, the world’s largest organization dedicated to inspiring and preparing young people to succeed in a global economy, as well as the board of the Regional Plan Association, a non-profit organization dedicated to improving the quality of life in the New York/New Jersey/Connecticut metropolitan region.

MMC is a global professional services firm providing advice and solutions in the areas of risk, strategy and human capital. It is the parent company of a number of the world’s leading risk experts and specialty consultants, including Marsh, the insurance broker and risk advisor; Guy Carpenter, the risk and reinsurance specialist; Kroll, the risk consulting firm; Mercer, the provider of HR and related financial advice and services; and Oliver Wyman, the management consultancy. With more than 55,000 employees worldwide and annual revenue of $11 billion, MMC provides analysis, advice and transactional capabilities to clients in more than 100 countries. Its stock (ticker symbol: MMC) is listed on the New York, Chicago, and London stock exchanges. MMC's website address is www.mmc.com.

This press release contains "forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management's current views concerning future events or results, use words like "anticipate," "assume," "believe," "continue," "estimate," "expect," "intend," "plan," "project" and similar terms, and future or conditional tense verbs like "could," "may," "might," "should," "will" and "would." For example, we may use forward-looking statements when addressing topics such as: future actions by regulators; the outcome of contingencies; changes in senior management; changes in our business strategies and methods of generating revenue; the development and performance of our services and products; market and industry conditions, including competitive and pricing trends; changes in the composition or level of MMC's revenues; our cost structure and the outcome of restructuring and other cost-saving initiatives; share repurchase programs; the expected impact of acquisitions and dispositions; and MMC's cash flow and liquidity.

Forward-looking statements are subject to inherent risks and uncertainties. MMC and its subsidiaries operate in a dynamic business environment in which new risks may emerge frequently. Accordingly, MMC cautions readers not to place undue reliance on its forward-looking statements, which speak only as of the dates on which they are made. MMC undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made. Further information concerning MMC and its businesses, including information about factors that could materially affect our results of operations and financial condition, is contained in MMC's filings with the Securities and Exchange Commission, including the "Risk Factors" section of MMC's annual report on Form 10-K for the year ended December 31, 2006.

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